Exhibit 77(q)(1)(e)(2)

                         AMENDED AND RESTATED SCHEDULE A

                               with respect to the

                          INVESTMENT ADVISORY AGREEMENT

                                     between

                           ING VARIABLE PRODUCTS TRUST

                                       and

                              ING INVESTMENTS, LLC

                                                       Annual Investment Management Fee
                                                       --------------------------------
Funds                                            (as a percentage of average daily net assets)
-----
ING VP Convertible Portfolio                                         0.75%

ING VP Disciplined LargeCap Portfolio              0.75% of the first $250 million of assets
                                                   0.70% of the next $250 million of assets
                                                   0.65% of the next $250 million of assets
                                                   0.60% of the next $250 million of assets
                                                  0.55% of the assets in excess of $1 billion

ING VP Financial Services Portfolio                0.75% of the first $500 million of assets
                                                 0.70% of the assets in excess of $500 million

ING VP High Yield Bond Portfolio                   0.75% of the first $250 million of assets
                                                   0.70% of the next $250 million of assets
                                                   0.65% of the next $250 million of assets
                                                   0.60% of the next $250 million of assets
                                                  0.55% of the assets in excess of $1 billion

ING VP International Value Portfolio                                 1.00%

ING VP LargeCap Growth Portfolio                                     0.75%

ING VP MagnaCap Portfolio                                            0.75%

ING VP MidCap Opportunities Portfolio                                0.75%

ING VP Real Estate Portfolio                       0.80% of the first $100 million of assets
                                                 0.70% of the assets in excess of $100 million

                                                       Annual Investment Management Fee
                                                       --------------------------------
Funds                                            (as a percentage of average daily net assets)
-----
ING VP SmallCap Opportunities Portfolio            0.75% of the first $250 million of assets
                                                   0.70% of the next $250 million of assets
                                                   0.65% of the next $250 million of assets
                                                   0.60% of the next $250 million of assets
                                                  0.55% of the assets in excess of $1 billion